SUPERVALU COMPLETES SALE OF FIVE RETAIL GROCERY BANNERS TO

CERBERUS-LED INVESTOR GROUP

TENDER OFFER COMPLETED FOR 5.475% OF SHARES WITH ADDITIONAL ISSUANCE OF 19.9% SHARES

MINNEAPOLIS, MN – March 21, 2013 -- SUPERVALU Inc. (NYSE: SVU) today announced it completed the sale of its Albertsons, Acme, Jewel-Osco, Shaw’s and Star Market stores and related Osco and Sav-on in-store pharmacies to AB Acquisition LLC, an affiliate of a Cerberus Capital Management L.P.-led investor consortium, in a stock deal valued at $3.3 billion, including $100 million in cash and $3.2 billion in debt assumption. Operations for these banners will transfer overnight, and the new SUPERVALU will open for business on Friday as a more efficient wholesale and retail company with annual sales of approximately $17 billion.

As part of the transaction, SUPERVALU also announced that Symphony Investors, a Cerberus-led investor consortium, completed its tender offer resulting in the acquisition of 11,686,406 shares (approximately 5.475 percent of SUPERVALU’s outstanding common stock) at a purchase price of $4.00 per share in cash. In addition, pursuant to the terms of the transaction, the company issued 42,477,692 million new shares of common stock (approximately 19.9 percent of the outstanding shares) to Symphony Investors at a purchase price of $4.00 per share in cash to the company, or approximately $170 million.  The tender offer and primary stock issuance establish Symphony Investors as SUPERVALU’s largest shareholder with 21.2 percent of total outstanding common shares.

“The successful completion of this transaction marks a significant milestone for SUPERVALU and our shareholders, customers and employees,” said Sam Duncan, SUPERVALU’s president and chief executive officer. “As we move forward, SUPERVALU will continue as one of the largest wholesale grocery providers in America serving nearly 2,000 independent retailers in 43 states; we plan to continue growing our hard discount Save-A-Lot format that includes over 1,300 stores nationwide; and we will operate five, strong regional retail banners.  I am pleased to be leading SUPERVALU during this time of change and strongly believe there is an exciting future ahead for us.”

Board of Directors

With the close of the SUPERVALU transaction, Robert Miller, president and chief executive officer of Albertsons LLC, becomes SUPERVALU’s new non-executive Chairman of the Board replacing Wayne Sales, who has served as executive Chairman since August 2012.  Mr. Miller has spent more than 50 years in retailing with an impressive track record of improving the financial and operating performance of both public and private corporations.

SUPERVALU also announced that Mr. Sales will remain on the board as a director along with four other current board members -- Donald Chappel, Irwin Cohen, Philip Francis and Matthew Rubel. As previously agreed upon by SUPERVALU and Symphony Investors, five directors voluntarily resigned from the Board effective today -- Ronald Daly, Susan Engel, Edwin “Skip” Gage, Steven Rogers and Kathi Seifert.

Lenard Tessler, a designee of Symphony Investors, also was appointed to the SUPERVALU Board of Directors today. He currently serves as co-head global private equity and senior managing director of Cerberus Capital Management. Prior to joining Cerberus in 2001, Mr. Tessler served as managing partner of TGV Partners from 1990 to 2001, a private equity firm that he founded. He has more than 30 years of leadership experience in private equity and business investment firms and is a member of the Cerberus Capital Management Investment Committee.

The seven-person board resulting from today’s transaction will have four members who are independent directors under the New York Stock Exchange listing standards. This seven-person board will now identify two additional independent directors. Upon the selection and appointment of these two directors, Mr. Duncan and Mark Neporent, a designee of Symphony Investors, will join the board increasing its final size to eleven directors.

Mr. Neporent is the chief operating officer and general counsel for Cerberus Capital Management, L.P., positions he has held with the firm since 1998. He is responsible for the day-to-day management of the firm and is a member of the firm’s Investment Committee, Compensation Committee, Valuation Committee, and Risk/Compliance Committee. Mr. Neporent has more than 30 years of experience, including serving as a partner in the Business Reorganization/Finance Groups of Schulte Roth & Zabel LLP where he practiced from 1986 until he joined Cerberus Capital Management in early 1998.

Commenting on the departing board members, Mr. Sales said, “I would personally like to thank Skip, Steven, Susan, Kathi and Ron for serving on SUPERVALU's Board of Directors. Their insight and contributions during their many decades of service on the Board has been exemplary. Their leadership and dedication during the negotiation and completion of today’s transaction was critical.”

Commenting on the new board, Mr. Miller said, “I am pleased to be joining SUPERVALU’s Board of Directors and am optimistic that together with Sam and his executive team we can reposition the company for future success. The new Board will work quickly to select two additional directors who will provide experience and knowledge that is complementary to our board members.”

The New SUPERVALU

With the transaction complete, SUPERVALU now consists of three business units made up of Independent Business, a leading food wholesaler which serves nearly 2,000 stores across the country; Save-A-Lot, the largest hard discount grocery chain in the United States with more than 1,300 stores; and SUPERVALU’s five, strong regional retail banners: Cub, Farm Fresh, Shoppers, Shop ‘n Save and Hornbacher’s.

SUPERVALU also confirmed that it has closed on a $1 billion asset based revolving credit facility led by Wells Fargo, US Bank and Rabobank and a $1.5 billion term loan secured by a portion of the Company’s real estate, equipment and an equity pledge of Moran Foods, LLC (the parent entity of the Save-A-Lot business) led by Goldman Sachs Bank USA, Credit Suisse, Morgan Stanley, Bank of America Merrill Lynch and Barclays. The proceeds of these financings replaced a previous $1.65 billion asset-based revolving credit facility, an existing $834 million term loan and a $200 million receivables financing facility and refinanced $490 million of 7.5 percent bonds scheduled to mature in November 2014.

About SUPERVALU Inc.

SUPERVALU Inc. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of approximately 3,470 stores composed of 1,950 independent stores serviced primarily by the Company’s food distribution business, 1,331 Save-A-Lot stores, of which 950 are operated by licensee owners; and 191 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, regulatory matters, food safety issues, self-insurance, legal and administrative proceedings, information technology, severe weather, natural disasters and adverse climate changes, the continuing review of goodwill and other intangible assets, accounting matters, the effects of the sale of New Albertsons, Inc. and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SUPERVALU INVESTOR CONTACT:

Steve Bloomquist, 952-828-4144

steve.j.bloomquist@SUPERVALU.com

SUPERVALU MEDIA CONTACTS:

Mike Siemienas, 952-828-4245

mike.siemienas@SUPERVALU.com

-or-

Jeff Swanson, 612-306-7768

jeffrey.swanson@SUPERVALU.com

FOR ALBERTSONS LLC:

Christine Wilcox, 208-395-4163

Christine.wilcox@albertsonsllc.com

FOR CERBERUS CAPITAL MANAGEMENT:

Cerberus Media Line, 212 891-1558

Peter Duda, 212 445 8213

pduda@webershandwick.com

-or-

John Dillard, 212 445 8052

jdillard@webershandwick.com